NL Industries, Inc.                            Contact:    Harold Simmons
16825 Northchase Drive, Suite 1200                         Chairman of the Board
Houston, TX  77060                                         972-233-1700
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News Release
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FOR IMMEDIATE RELEASE



                         NL Announces Management Change


HOUSTON, TEXAS - July 8, 2003 - NL Industries, Inc. (NYSE:NL) announced today that J. Landis Martin has resigned as President, CEO and a director of NL Industries in order to devote more of his time to the operations of Titanium Metals Corporation (NYSE: TIE), where Mr. Martin serves as Chairman, President and Chief Executive Officer.

Mr. Martin stated, "I have enjoyed my long association with NL and my colleagues there. TIMET, however, faces particularly complex challenges and opportunities during a prolonged and severe downturn in the aerospace industry. Stepping down as CEO of NL will allow me to devote more of my time to TIMET."

NL's current Chairman, Harold Simmons, will succeed Mr. Martin as CEO. Mr. Simmons stated, "We are grateful for all of Lanny Martin's significant contributions to NL during his 16 years as CEO. We are also very supportive of his desire to spend more of his time on the opportunities at TIMET. We wish him well in that endeavor and we are also pleased he will continue to serve NL as a consultant."

NL Industries, Inc. is a major international producer of titanium dioxide pigments.